                                                                    EXHIBIT 10.9

                              M E M O R A N D U M



TO:       ANDY KOTOWSKI

FROM:     DEEPAK CHOPRA

DATE:     December 18, 1996

SUBJECT:  Incentive Compensation

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     You shall be entitled to receive incentive compensation for the fiscal years ended June 30, 1997, 1998 and 1999, upon the following terms and conditions.

     1. If the consolidated pre-tax earnings of Rapiscan Security Products (U.S.A.), Inc. and Rapiscan Security Products (U.K.) Ltd. ("Rapiscan Earnings") for the fiscal year ended June 30, 1997 exceeds $1,700,000.00, then you shall receive an amount equal to ten percent (10%) of such excess.

     2. For the fiscal year ended June 30, 1998, if the Rapiscan Earnings for such fiscal year exceeds $1,700,000.00 and the cumulative Rapiscan Earnings for
                                       ---
the June 30, 1997 and 1998 fiscal years exceed $3,400,000.00, then you shall receive an amount equal to ten percent (10%) of the lesser of (i) that portion of the Rapiscan Earnings for the June 30, 1998 fiscal year which exceeds $1,700,000.00 or (ii) that portion of the cumulative Rapiscan Earnings for the June 30, 1997 and 1998 fiscal years which exceeds $3,400,000.00.

     3. For the fiscal year ended June 30, 1999, if the Rapiscan Earnings for such fiscal year exceeds $1,700,000.00 and the cumulative Rapiscan Earnings for
                                       ---
the June 30, 1997, 1998 and 1999 fiscal years exceed $5,100,000.00, then you shall receive an amount equal to ten percent (10%) of the lesser of (i) that portion of the Rapiscan Earnings for the June 30, 1999 fiscal year which exceeds $1,700,000.00 or (ii) that portion of the cumulative Rapiscan Earnings for the June 30, 1997, 1998 and 1999 fiscal years which exceeds $5,100,000.00.

     4.   For example purposes only:

                                             June 30, 1997   June 30, 1998   June 30, 1999
                                             -------------   -------------   -------------
Rapiscan Earnings Per Year                    1,700,000.00    1,700,000.00    1,700,000.00
Incentive Compensation                                 -0-             -0-             -0-

Rapiscan Earnings Per Year                    1,200,000.00    2,000,000.00    2,000,000.00
Incentive Compensation                                 -0-             -0-       10,000.00

Rapiscan Earnings Per Year                    3,200,000.00    3,400,000.00    3,600,000.00
Incentive Compensation                          150,000.00      150,000.00      150,000.00

Rapiscan Earnings Per Year                    5,000,000.00    1,700,000.00    2,000,000.00
Incentive Compensation                          150,000.00             -0-       30,000.00


     5. In no event shall this incentive compensation exceed $150,000.00 for any fiscal year.

     6. Your incentive compensation shall be paid within 120 days after the end of the fiscal year and shall be determined by OSI's independent certified public accountants in accordance with generally accepted accounting principles consistently applied to practices for prior periods.

     7. You must be employed by Rapiscan for the entire fiscal year in order to receive incentive compensation for such year.

     8. The foregoing incentive compensation shall be in addition to that which you may be entitled under the general bonus plan for management.

     9.   You agree to keep the terms of this agreement strictly confidential.


                         /s/ Deepak Chopra
                    ________________________________________
                    Deepak Chopra, Chief Executive Officer



AGREED TO AND ACCEPTED:



    /s/ Andy Kotowski
________________________________
Andy Kotowski